EXHIBIT 10.6

FIRST AMENDMENT TO LEASE AGREEMENT

THIS FIRST AMENDMENT TO LEASE AGREEMENT (this "Amendment") is made and entered into as of 20th day of February 2023 by and between Germanium LLC, a Delaware limited liability company, (hereinafter referred to as "Landlord"), having an office for purposes of notices hereunder at 1627 K Street, NW, Washington, D.C. 20006 and Cogent Communications, Inc. a Delaware corporation (hereinafter referred to as "Tenant"), having an office for purposes of notices hereunder at 2450 N Street, N.W., Washington, DC 20037.

R E C I T A L S

WHEREAS, Landlord and Tenant are parties to that certain Lease Agreement entered into on January 6, 2023 (the “Original Lease”), regarding the lease of approximately One Thousand Five Hundred and Eighty Seven (1,587) square feet of space, Suite 100A (the “Demised Premises”) of the building located at 196 Van Buren Street, Herndon, Virginia 20170 (the “Building”), all as more particularly described in the Original Lease. The Original Lease, as modified by this Amendment, shall be referred to herein as the “Lease”;

AND WHEREAS, the Landlord and Tenant desire to allow Tenant to have reasonable access to the Demised Premises prior to the Commencement Date of the Lease upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.Incorporation of Recitals. The foregoing recitals are incorporated by reference as if fully set forth herein.

2.Capitalized Terms. All terms capitalized but not defined herein shall have the same meaning ascribed to such terms in the Original Lease.

3.Controlling Language. Insofar as the specific terms and provisions of this Amendment purport to amend or modify or are in conflict with the specific terms, provisions and exhibits of the Original Lease, the terms and provisions of this Amendment shall govern and control; in all other respects, the terms, provisions and exhibits of the Original Lease shall remain unmodified and in full force and effect.

4.Early Access. Subject to the terms herein and Tenant’s compliance with all applicable Laws, Tenant shall have reasonable access to the Demised Premises (“Early Access”) during the period from the date hereof until the Commencement Date of the Lease to install (i) telecommunications equipment, including without limitation, cabinets, electronic equipment, cabling, wiring, computers and telephone systems and (ii) improvements, furniture, fixtures, equipment and other personal property; provided in any such case Tenant’s Early Access does not unreasonably interfere with, or unreasonably delay completion of Landlord’s work (as set forth in Section 33 of the Lease) in the Demised Premises, and Tenant first provides Landlord with a certificate of insurance as required under the Lease. Tenant's Early Access to the Demised

Premises shall be subject to all of the terms and obligations of the Lease, including the insurance and indemnity provisions, except that Tenant shall not be required to pay Fixed Annual Rent, Fixed Monthly Rent or Additional Rent during Early Access. Tenant and its contractors shall coordinate all activities with Landlord in advance and shall comply with Landlord’s instructions and directions so that Tenant’s Early Access does not interfere with or delay any work to be performed by Landlord. It is understood and agreed, that Tenant shall have no right to commence business operations (it being agreed the above-described activities by Tenant do not constitute a commencement of business operations or occupancy of the Demised Premises) in or from any portion of the Demised Premises prior to the Commencement Date.

5.Fixed Annual Rent. Landlord and Tenant acknowledge and agree the Lease contains a scrivener’s error in that the numerical expression of the Fixed Annual Rent in Section 1(d) of the Lease is incorrectly stated as “$39,914.00”, whereas the correct amount is $34,914.00”.

6.No Further Amendments. Except as amended herein, the Lease, as amended, shall remain in full force and effect.

7.Counterparts. This Amendment may be executed by counterparts, each such counterpart shall be deemed to be an original, but all such counterparts together shall constitute but one contract. The parties hereby acknowledge and agree that facsimile signatures or signatures transmitted by electronic mail in so-called “PDF” format shall be legal and binding and shall have the same full force and effect as if an original of this Amendment had been delivered. Landlord and Tenant (i) intend to be bound by the signatures on any document sent by facsimile or electronic mail, (ii) are aware that the other party will rely on such signatures, and (iii) hereby waive any defenses to the enforcement of the terms of this Amendment based on the foregoing forms of signature.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

LANDLORD:

Germanium LLC,
a Delaware limited liability company

By:	/s/David Schaeffer
Name:	David Schaeffer
Title:	CEO

TENANT:

Cogent Communications, Inc.,
a Delaware corporation

By:	/s/Thaddeus G. Weed
Name:	Thaddeus G. Weed - CFO
Title:	Chief Financial Officer